Exhibit 10.3

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

THIS SECOND AMENDMENT TO DEVELOPMENT AGREEMENT (this “Amendment”) is entered into as of this 24th day of September, 2019, by and between IIP-MA 1 LLC, a Delaware limited liability company (“Landlord”), PharmaCannis Massachusetts Inc., a Massachusetts corporation (“Tenant”), and IIP Operating Partnership, LP, a Delaware limited partnership (“Parent Company”).

RECITALS

A. WHEREAS, Landlord, Tenant and Parent Company are parties to that certain Development Agreement dated May 31, 2018, as amended (as so amended, the “Existing Development Agreement”), providing for Tenant’s construction and development of certain industrial and greenhouse Improvements on the Land and for Landlord’s payment or reimbursement to Tenant for the costs of completing the Improvements up to the Construction Contribution Amount, subject to and in accordance with the terms of the Existing Development Agreement and the Lease, for the property located at 465 Hopping Brook Road, Holliston, Massachusetts 01746;

B. WHEREAS, concurrently with the execution of this Amendment, Tenant and Landlord shall execute an amendment to the Lease; and

C. WHEREAS, Landlord, Tenant and Parent Company desire to modify and amend the Existing Development Agreement only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord, Tenant and Parent Company, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Development Agreement unless otherwise defined herein. The Existing Development Agreement, as amended by this Amendment, is referred to collectively herein as the “Development Agreement.” From and after the date hereof, the term “Development Agreement,” as used in the Existing Development Agreement and Lease, shall mean the Existing Development Agreement, as amended by this Amendment.

2. Definitions. “Construction Contribution Amount” is hereby amended and restated in its entirety as follows:

““Construction Contribution Amount” shall mean an amount not to exceed Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000).”

3. General Requirements. The second sentence of Section 2.2 is hereby amended and restated in its entirety as follows:

“Without limiting the foregoing, Tenant shall use commercially reasonable and diligent efforts to cause the Completion Date to occur no later than March 31, 2020, provided that the Completion Date shall be subject to a day-for-day extension for any actual delays resulting from events of force majeure beyond the reasonable control of Tenant.”

4. No Default. Each of Tenant and Landlord represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Development Agreement and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Amendment, the Existing Development Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Development Agreement, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Development Agreement restricting assignment or subletting.

7. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

8. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

9. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord, Tenant and Parent Company have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MA 1 LLC

By:	/s/ Catherine Hastings
Name:	Catherine Hastings
Title:	CFO, CAO & Treasurer

TENANT:

PHARMACANNIS MASSACHUSETTS, INC.

By:	/s/ Brett Novey
Name:	Brett Novey
Title:	CEO

PARENT COMPANY:

IIP OPERATING PARTNERSHIP, LP

By:	/s/ Catherine Hastings
Name:	Catherine Hastings
Title:	CFO, CAO & Treasurer